Exhibit 99.1

Teradyne Reports Second Quarter 2018 Results

•	Revenue of $527 million, above high end of guidance

•	Memory Test Q2’18 revenue of $67 million, up 34% from Q2’17 and 1H’18 revenue of $139 million, up 90% from 1H’17

•	Universal Robots revenue of $57 million, up 45% from Q2’17

	Q2’18	Q1’18	Q2’17
Revenue (mil)	$527	$487	$697
GAAP EPS	$0.52	$0.43	$0.87
Non-GAAP EPS	$0.59	$0.45	$0.90

NORTH READING, Mass. – July 24, 2018 – Teradyne, Inc. (NYSE: TER) reported revenue of $527 million for the second quarter of 2018 of which $360 million was in Semiconductor Test, $70 million in System Test, $62 million in Industrial Automation, and $35 million in Wireless Test. GAAP net profit for the second quarter was $101.0 million or $0.52 per share. On a non-GAAP basis, Teradyne’s net income in the second quarter was $112.8 million, or $0.59 per diluted share, which excluded acquired intangible asset amortization, restructuring and other charges, non-cash convertible debt interest, discrete income tax adjustments, and included the related tax impact on non-GAAP adjustments.

“Second quarter sales and earnings exceeded guidance as our test businesses strengthened through the quarter,” said CEO and President Mark Jagiela. “Despite the slowdown in test demand for mobile devices, other test markets grew in the quarter led by memory in Semiconductor Test, connectivity in Wireless Test at LitePoint, and storage in System Test. In Industrial Automation, Universal Robots continued its high growth with sales up 45% from Q2 of 2017. At newly acquired Mobile Industrial Robots (MiR), full quarter sales grew over 85% from the year ago quarter on a standalone basis.”

“Reflecting a continued strong outlook in both our Test and Industrial Automation segments, Q3 company sales are expected to grow over 10% compared to Q3 2017 at the midpoint of our guidance.”

Guidance for the third quarter of 2018 is revenue of $540 million to $570 million, with GAAP net income of $0.51 to $0.59 per diluted share and non-GAAP net income of $0.59 to $0.66 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization, non-cash convertible debt interest, restructuring and other charges and includes the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the second quarter results, along with management’s business outlook, will follow at 10:00 a.m. ET, Wednesday, July 25. Interested investors should access the webcast at investors.teradyne.com/events-presentations at least five minutes before the call begins. Presentation materials will be available starting at 10:00 a.m. ET.

A replay will be available on the Teradyne website at www.teradyne.com/investors.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, non-cash convertible debt interest, pension actuarial gains and losses, discrete income tax adjustments, fair value inventory step-up related to Mobile Industrial Robots, and restructuring and other, and includes the related tax impact on Non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes fair value inventory step-up related to Mobile Industrial Robots. GAAP requires that this item be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP performance measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for Teradyne’s current core business and future outlook and for comparison with Teradyne’s business plan, historical gross margin results and the gross margin results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NYSE:TER) is a leading supplier of automation equipment for test and industrial applications. Teradyne Automatic Test Equipment (ATE) is used to test semiconductors, wireless products, data storage and complex electronic systems, which serve consumer, communications, industrial and government customers. Our Industrial Automation products include collaborative robots, autonomous mobile robots and sensing and simulation software, used by global manufacturing and light industrial customers to improve quality and increase manufacturing efficiency. In 2017, Teradyne had revenue of $2.14 billion and currently employs approximately 4,700 people worldwide. For more information, visit www.teradyne.com. Teradyne(R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding Teradyne’s future business prospects, results of operations, market conditions, earnings per share, the payment of a quarterly dividend, the repurchase of Teradyne common stock pursuant to a share repurchase program, use of proceeds and potential dilution from the senior convertible notes offering, potential borrowings under a senior secured credit facility, and the impact of the U.S. tax reform, export and tariff laws. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance, events, earnings per share, use of cash, payment of dividends, repurchases of common stock, payment of the senior convertible notes, availability of, or borrowing under, the credit facility, or the impact of the U.S. tax reform, export and tariff laws. There can be no assurance that management’s estimates of Teradyne’s future results or other forward-looking statements will be achieved. Additionally, the current dividend and share repurchase programs may be modified, suspended or discontinued at any time. Important factors that could cause actual results, earnings per share, use of cash, dividend payments, repurchases of common stock, payment of the senior convertible notes or borrowings under the credit facility to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; development, delivery and acceptance of new products; the ability to grow the Industrial Automation business; increased research and development spending; deterioration of Teradyne’s financial condition; the consummation and success of any mergers or acquisitions; unexpected cash needs; insufficient cash flow to make required payments and pay the principal amount on the senior convertible notes; the business judgment of the board of directors that a declaration of a dividend, the repurchase of common stock or borrowing under the credit facility is not in the company’s best interests; additional U.S. tax regulations or IRS guidance; the impact of any tariffs or export controls imposed in the U.S. or China; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the Quarterly Report on Form 10-Q for the period ended April 1, 2018. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR SECOND FISCAL QUARTER OF 2018

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Quarter Ended			Six Months Ended
	July 1, 2018	April 1, 2018	July 2, 2017 (1)	July 1, 2018	July 2, 2017 (1)
Net revenues	$526,929	$487,467	$696,901	$1,014,396	$1,153,814
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (2)	219,595	217,635	306,263	437,230	498,159

Gross profit	307,334	269,832	390,638	577,166	655,655

Operating expenses:
Selling and administrative	99,410	90,505	90,111	189,916	174,903
Engineering and development	75,342	74,408	82,270	149,750	158,248
Acquired intangible assets amortization	9,793	7,698	8,166	17,491	16,118
Restructuring and other (3)	2,389	(313)	2,288	2,076	4,799

Operating expenses	186,934	172,298	182,835	359,233	354,068

Income from operations	120,400	97,534	207,803	217,933	301,587

Interest and other (4)	(388)	(1,714)	(926)	(2,102)	(2,694)

Income before income taxes	120,012	95,820	206,877	215,831	298,893

Income tax provision	18,975	8,846	31,901	27,821	38,696

Net income	$101,037	$86,974	$174,976	$188,010	$260,197

Net income per common share:
Basic	$0.53	$0.45	$0.88	$0.97	$1.30

Diluted	$0.52	$0.43	$0.87	$0.94	$1.29

Weighted average common shares — basic	190,730	195,255	198,774	192,992	199,390

Weighted average common shares — diluted (5)	194,909	203,484	201,529	199,197	201,732

Cash dividend declared per common share	$0.09	$0.09	$0.07	$0.18	$0.14

(1) Certain prior period amounts were reclassified to conform with the first quarter 2018 adoption of new accounting guidance for the presentation of pension and post retirement costs.

(2) Cost of revenues includes:
	Quarter Ended			Six Months Ended
	July 1, 2018	April 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017
Provision for excess and obsolete inventory	$2,653	$3,522	$2,569	$6,175	$5,295
Sale of previously written down inventory	(1,922)	(2,243)	(2,149)	(4,165)	(3,283)

	$731	$1,279	$420	$2,010	$2,012

(3) Restructuring and other consists of:
	Quarter Ended			Six Months Ended
	July 1, 2018	April 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017
Employee severance	$2,398	$3,881	$789	$6,279	$1,372
Acquisition related expenses	2,544	774	—	3,318	—
Other	947	—	—	947	1,294
Contingent consideration fair value adjustment	(3,500)	(4,968)	1,499	(8,468)	2,133

	$2,389	$(313)	$2,288	$2,076	$4,799

(4) Interest and other includes:
	Quarter Ended			Six Months Ended
	July 1, 2018	April 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017
Non-cash convertible debt interest	$3,245	$3,206	$3,088	$6,451	$6,138
Pension actuarial gains	(71)	—	(2,504)	(71)	(2,504)

	$3,174	$3,206	$584	$6,380	$3,634

(5)   Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended July 1, 2018, April 1, 2018 and July 2, 2017, 2.6 million, 4.4 million and 0.7 million shares, respectively, have been included in diluted shares. For the six months ended July 1, 2018 and July 2, 2017, 3.5 million and 0.3 million shares, respectively, have been included in diluted shares. For the quarter ended April 1, 2018 and the six months ended July 1, 2018, diluted shares also included 1.8 million and 0.9 million shares, respectively, from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	July 1, 2018	December 31, 2017
Assets
Cash and cash equivalents	$480,384	$429,843
Marketable securities	712,309	1,347,979
Accounts receivable, net	454,122	272,783
Inventories, net	135,550	107,525
Prepayments and other current assets	111,820	112,151

Total current assets	1,894,185	2,270,281

Property, plant and equipment, net	285,302	268,447
Marketable securities	111,417	125,926
Deferred tax assets	73,574	84,026
Other assets	12,192	12,275
Retirement plans assets	18,252	17,491
Acquired intangible assets, net	148,173	79,088
Goodwill	388,625	252,011

Total assets	$2,931,720	$3,109,545

Liabilities
Accounts payable	$102,737	$86,393
Accrued employees’ compensation and withholdings	115,264	141,694
Deferred revenue and customer advances	82,491	83,614
Other accrued liabilities	83,681	59,083
Contingent consideration	35,911	24,497
Income taxes payable	32,226	59,055

Total current liabilities	452,310	454,336

Retirement plans liabilities	124,258	119,776
Long-term deferred revenue and customer advances	25,375	30,127
Deferred tax liabilities	22,281	6,720
Long-term other accrued liabilities	22,296	10,273
Long-term contingent consideration	25,003	20,605
Long-term income taxes payable	147,360	148,075
Long-term debt	372,897	365,987

Total liabilities	1,191,780	1,155,899

Shareholders’ equity	1,739,940	1,953,646

Total liabilities and shareholders’ equity	$2,931,720	$3,109,545

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Six Months Ended
	July 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017
Cash flows from operating activities:
Net income	$101,037	$174,976	$188,010	$260,197
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16,820	16,331	33,156	32,474
Amortization	10,973	11,342	20,177	22,412
Deferred taxes	8,616	(86)	17,312	(3,563)
Stock-based compensation	8,081	8,367	17,625	17,312
Provision for excess and obsolete inventory	2,653	2,569	6,175	5,295
Contingent consideration fair value adjustment	(3,500)	1,499	(8,468)	2,133
Retirement plan actuarial gains	(71)	(2,504)	(71)	(2,504)
Other	(225)	1,151	1,168	1,153
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(40,332)	(90,397)	(179,403)	(214,189)
Inventories	(266)	54,003	(21,283)	(8,149)
Prepayments and other assets	2,320	3,321	1,641	4,425
Accounts payable and accrued expenses	38,551	22,002	(8,155)	34,504
Deferred revenue and customer advances	874	8,645	10,518	5,312
Retirement plans contributions	(1,153)	(1,036)	(2,173)	(1,983)
Income taxes	(14,203)	20,130	(26,308)	14,363

Net cash provided by operating activities	130,175	230,313	49,921	169,192

Cash flows from investing activities:
Purchases of property, plant and equipment	(27,866)	(23,901)	(62,663)	(45,967)
Purchases of marketable securities	(156,747)	(181,502)	(647,071)	(334,819)
Proceeds from sales of marketable securities	28,382	99,661	829,053	313,254
Proceeds from maturities of marketable securities	257,164	219,423	469,862	307,607
Acquisition of businesses, net of cash acquired	(145,276)	—	(170,632)	—

Net cash (used for) provided by investing activities	(44,343)	113,681	418,549	240,075

Cash flows from financing activities:
Issuance of common stock under stock purchase and stock option plans	27	131	10,681	15,215
Repurchase of common stock	(226,519)	(56,598)	(360,795)	(94,328)
Dividend payments	(17,094)	(13,904)	(34,682)	(27,925)
Payment related to net settlement of employee stock compensation awards	(122)	(149)	(19,751)	(12,438)
Payment of contingent consideration	—	—	(13,571)	(1,050)

Net cash used for financing activities	(243,708)	(70,520)	(418,118)	(120,526)

Effects of exchange rate changes on cash and cash equivalents	387	129	189	1,724

(Decrease) increase in cash and cash equivalents	(157,489)	273,603	50,541	290,465
Cash and cash equivalents at beginning of period	637,873	324,746	429,843	307,884

Cash and cash equivalents at end of period	$480,384	$598,349	$480,384	$598,349

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	July 1, 2018	% of Net Revenues			April 1, 2018	% of Net Revenues			July 2, 2017 (1)	% of Net Revenues
Net revenues	$526.9				$487.5				$696.9

Gross profit GAAP	$307.3	58.3%			$269.8	55.3%			$390.6	56.0%
Inventory step-up	0.4	0.1%			—	—			—	—

Gross profit non-GAAP	$307.7	58.4%			$269.8	55.3%			$390.6	56.0%

Income from operations - GAAP	$120.4	22.9%			$97.5	20.0%			$207.8	29.8%
Acquired intangible assets amortization	9.8	1.9%			7.7	1.6%			8.2	1.2%
Restructuring and other (2)	2.4	0.5%			(0.3)	-0.1%			2.3	0.3%
Inventory step-up	0.4	0.1%			—	—			—	—

Income from operations - non-GAAP	$133.0	25.2%			$104.9	21.5%			$218.3	31.3%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	July 1, 2018	% of Net Revenues	Basic	Diluted	April 1, 2018	% of Net Revenues	Basic	Diluted	July 2, 2017	% of Net Revenues	Basic	Diluted
Net income - GAAP	$101.0	19.2%	$0.53	$0.52	$87.0	17.8%	$0.45	$0.43	$175.0	25.1%	$0.88	$0.87
Acquired intangible assets amortization	9.8	1.9%	0.05	0.05	7.7	1.6%	0.04	0.04	8.2	1.2%	0.04	0.04
Interest and other (3)	3.2	0.6%	0.02	0.02	3.2	0.7%	0.02	0.02	3.1	0.4%	0.02	0.02
Restructuring and other (2)	2.4	0.5%	0.01	0.01	(0.3)	-0.1%	(0.00)	(0.00)	2.3	0.3%	0.01	0.01
Inventory step-up	0.4	0.1%	0.00	0.00	—	—	—	—	—	—	—	—
Pension mark-to-market adjustment (3)	(0.1)	0.0%	(0.00)	(0.00)	—	—	—	—	(2.5)	-0.4%	(0.01)	(0.01)
Exclude discrete tax adjustments (4)	(0.5)	-0.1%	(0.00)	(0.00)	(6.3)	-1.3%	(0.03)	(0.03)	0.5	0.1%	0.00	0.00
Non-GAAP tax adjustments	(3.4)	-0.6%	(0.02)	(0.02)	(1.9)	-0.4%	(0.01)	(0.01)	(5.1)	-0.7%	(0.03)	(0.03)
Convertible share adjustment	—	—	—	0.01	—	—	—	0.01	—	—	—	—

Net income - non-GAAP	$112.8	21.4%	$0.59	$0.59	$89.4	18.3%	$0.46	$0.45	$181.5	26.0%	$0.91	$0.90

GAAP and non-GAAP weighted average common shares - basic	190.7				195.3				198.8
GAAP weighted average common shares - diluted	194.9				203.5				201.5
Exclude dilutive shares related to convertible note transaction	(2.6)				(6.2)				(0.7)

Non-GAAP weighted average common shares - diluted	192.3				197.3				200.8

(1) Certain prior period amounts were reclassified to conform with the first quarter 2018 adoption of new accounting guidance for the presentation of pension and post retirement costs.

(2) Restructuring and other consists of:

	Quarter Ended
	July 1, 2018				April 1, 2018				July 2, 2017
Employee severance	$2.4				$3.9				$0.8
Acquisition related expenses	2.5				0.8				—
Other	0.9				—				—
Contingent consideration fair value adjustment	(3.5)				(5.0)				1.5

	$2.4				$(0.3)				$2.3

(3)   For the quarters ended July 1, 2018, April 1, 2018 and July 2, 2017, adjustment to exclude non-cash convertible debt interest expense. For the quarters ended July 1, 2018 and July 2, 2017, adjustments to exclude actuarial gains recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(4) For the quarters ended July 1, 2018, April 1, 2018 and July 2, 2017, adjustment to exclude discrete income tax items.

	Six Months Ended
	July 1, 2018	% of Net Revenues			July 2, 2017 (1)	% of Net Revenues
Net Revenues	$1,014.4				$1,153.8

Gross profit GAAP	$577.2	56.9%			$655.7	56.8%
Inventory step-up	0.4	0.0%			—	—

Gross profit non-GAAP	$577.6	56.9%			$655.7	56.8%

Income from operations - GAAP	$217.9	21.5%			$301.6	26.1%
Acquired intangible assets amortization	17.5	1.7%			16.1	1.4%
Restructuring and other (2)	2.1	0.2%			4.8	0.4%
Inventory step-up	0.4	0.0%			—	—

Income from operations - non-GAAP	$237.9	23.5%			$322.5	28.0%

			Net Income per Common Share				Net Income per Common Share
	July 1, 2018	% of Net Revenues	Basic	Diluted	July 2, 2017	% of Net Revenues	Basic	Diluted
Net income - GAAP	$188.0	18.5%	$0.97	$0.94	$260.2	22.6%	$1.30	$1.29
Acquired intangible assets amortization	17.5	1.7%	0.09	0.09	16.1	1.4%	0.08	0.08
Interest and other (3)	6.5	0.6%	0.03	0.03	6.1	0.5%	0.03	0.03
Restructuring and other (2)	2.1	0.2%	0.01	0.01	4.8	0.4%	0.02	0.02
Inventory step - up	0.4	0.0%	0.00	0.00	—	—	—	—
Pension mark - to-market adjustment (3)	(0.1)	0.0%	(0.00)	(0.00)	(2.5)	-0.2%	(0.01)	(0.01)
Exclude discrete tax adjustments (4)	(6.8)	-0.7%	(0.04)	(0.03)	(6.5)	-0.6%	(0.03)	(0.03)
Non-GAAP tax adjustments	(5.3)	-0.5%	(0.03)	(0.03)	(8.2)	-0.7%	(0.04)	(0.04)
Convertible share adjustment	—	—	—	0.02	—	—	—	—

Net income - non-GAAP	$202.3	19.9%	$1.05	$1.04	$270.0	23.4%	$1.35	$1.34

GAAP and non-GAAP weighted average common shares - basic	193.0				199.4
GAAP weighted average common shares - diluted	199.2				201.7
Exclude dilutive shares from convertible note	(4.4)				(0.3)

Non-GAAP weighted average common shares - diluted	194.8				201.4

(1) Certain prior period amounts were reclassified to conform with the first quarter 2018 adoption of new accounting guidance for the presentation of pension and post retirement costs.

(2) Restructuring and other consists of:

	Six Months Ended
	July 1, 2018				July 2, 2017
Employee severance	$6.3				$1.4
Acquisition related expenses	3.3				—
Other	0.9				1.3
Contingent consideration fair value adjustment	(8.5)				2.1

	$2.1				$4.8

(3)   For the six months ended July 1, 2018 and July 2, 2017, Interest and other included non-cash convertible debt interest expense. For the six months ended July 1, 2018 and July 2, 2017, adjustments to exclude actuarial gains recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(4) For the six months ended July 1, 2018 and July 2, 2017, adjustment to exclude discrete income tax items.

GAAP to Non-GAAP Reconciliation of Third Quarter 2018 guidance:

GAAP and non-GAAP third quarter revenue guidance:	$540 million	to	$570 million
GAAP net income per diluted share	$0.51		$0.59
Exclude acquired intangible assets amortization	0.06		0.06
Exclude non-cash convertible debt interest	0.02		0.02
Exclude restructuring and other	0.01		0.01
Tax effect of non-GAAP adjustments	(0.02)		(0.02)
Convertible share adjustment	0.01		0.01

Non-GAAP net income per diluted share	$0.59		$0.66

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact: Teradyne, Inc.

                Andy Blanchard 978-370-2425

                Vice President of Corporate Relations